EXHIBIT 5



                     [CENTENNIAL COMMUNICATIONS LETTERHEAD]




                                                   November 27, 2001


Centennial Communications Corp.
3349 Route 138
Wall, NJ  07719

Dear Sirs:

     I am Vice President, General Counsel to Centennial Communications Corp., a Delaware corporation (the "Company"), and have acted as such in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), relating to the registration of an additional 3,000,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company. The Shares are to be issued pursuant to the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan (the "Plan").

     I have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan. I also have examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for the rendering of this opinion.

     Based upon, and subject to, the foregoing, I am of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the terms of the Plan against payment therefor, and assuming compliance with applicable securities laws and no change in the applicable law or pertinent facts (including that, after any such issuance, the number of shares of Common Stock outstanding will not exceed the number the Company is then authorized to issue under its Certificate of Incorporation), will have been validly issued, fully paid, and non-assessable.

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     I  hereby  consent  to the  filing  of this  opinion  as  Exhibit  5 to the
Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,

                                                /s/ Tony L. Wolk
                                                 Tony L. Wolk,
                                                Vice President, General Counsel